UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

                                 DEFINITIVE COPY

                         Uintah Mountain Copper Company
                (Name of Registrant as Specified In Its Charter)
                              378 North Main, #124
                               Layton, Utah 84061
                                  801-273-9300
                             SEC File Number 0-27019

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                           NOTICE OF CORPORATE ACTION
                         BY WRITTEN SHAREHOLDER CONSENT
                   WITHOUT SPECIAL MEETING OF THE SHAREHOLDERS

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

Purpose of Information

         This Information Statement, which is being mailed on or about June 20, 2005, to the holders of shares of the Common Stock, (the "Common Stock"), of Uintah Mountain Copper Company, a Nevada Corporation (the "Company"), is being furnished in connection with the taking of certain corporate action pursuant to written consent by a majority of the shareholders of the Company. The shareholders will authorize a reverse split of the Company's common stock.

Matters to be Consented To

1. Reverse Split.

         The Company currently has little or no public market for its common stock. Based upon current market conditions and limited brokerage firm interest in low priced securities, management has determined that it is in the Company's best interest to effectuate a reverse split on a basis of up to 2 to 1. The recapitalization will reduce on a 2 to 1 basis the issued and outstanding shares of the Company's common stock, par value $.001 per share through a reverse split or consolidation, so that shareholders will receive one (1) share of Common Stock for every two (2) shares of Common Stock now held by the shareholder. In an effort to preserve shareholders in "round lots", which is of benefit to the shareholders and the Company, no certificate below one hundred shares will be reversed and no certificate greater than one hundred shares will be reversed below one hundred shares. No fractional shares will be issued in connection with such recapitalization and only fractional shares will be rounded up to the nearest whole number. This transaction is not intended to be a "going private" transaction.

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         The rights of existing shareholders will not be altered and no shareholder will be eliminated as a result of the reverse split.

         On January 23, 2005, shareholders holding a majority of the Company's common stock, voted to change the name of the Company to be determined at a later date by the Board of Directors

The following table represents the number of common shares after the reverse stock split that will be:

(i) Issued and Outstanding     (ii) Authorized and reserved     (iii) Authorized but
                               for issuance                      unreserved as a result of the
                                                                 adoption of the reverse stock
                                                                 split (total unissued)
5,130,353                               22,400                       94,846,974

         The Company currently has no definitive plans to issue the authorized but unissued shares available due to the reverse split.

No Meeting Being Held.

         A vote or consent by a majority of shares issued is required to effect the reverse split of the Company's common stock. In other words, a vote of more than 5,130,353 can authorize the corporate action. Shareholder, James Anderson, holding a majority of the shares of common stock, 9,130,000 (88%), is in favor of the following action. Thus, proxies are not being solicited in this matter. Because shareholders representing a majority of the shares outstanding are in favor of the proposed corporate action, shareholder approval will be achieved by written consent in accordance with the corporate laws of the State of Nevada. In an effort to minimize the Company's expenses, a special meeting of the shareholders is not required and will not be held because Mr. Anderson serves as the sole officer and director of the Company, no solicitation of his shares was necessary.

No Dissenter's Rights of Appraisal.

         The Company's shareholders do not have dissenter's rights of appraisal in connection with any of the matters to be approved by the shareholders.

Share information.

         As of the record date, May 27, 2005, there were approximately 10,260,706 shares of common

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stock  outstanding.  Each  outstanding  share of Common Stock is entitled to one vote.

Security Ownership of Certain Beneficial Owners and Management.

         The following table sets forth certain information with respect to persons known to the Company to own beneficially more than five percent (5%) of the Company's voting securities, as of the record date, and persons who have served and/or are still serving as directors of the Company since the beginning of the last fiscal year, and the directors and officers of the Company as a group.


                                                                 Amount and
                                             Position            Nature of        Percent
Title of          Name and Address of        with                Beneficial       of
Class             Beneficial Owner           Company             Ownership        Class
----------        -------------------        -------             ------------     ---------
Common            James Anderson             Dir. & Pres.        9,130,000         88%
                  378 North Main, #124
                  Layton, Utah 84061


         Management as a group (one)                              9,130,000         88%

Changes in Control.

         The Company is currently seeking business opportunities to acquire or merge with. The Company has investigated several opportunities, but has not entered into a definitive agreement to date. Changes in the composition of the Board of Directors, as well as changes in controlling ownership of the Company's voting stock, could be possible, if not likely, in the near future as the Company seeks business venture acquisitions or mergers. In the event of an acquisition or merger, the shareholders have previously authorized the Company to change its name to a name to be determined at a later date by the Board of Directors.

Vote Required for Approval

         Approval of the proposed above action requires a majority vote of the shareholders of shares

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as of the Record Date. Because shareholders holding a majority of the shares are in favor of the proposed actions, proxies are not being solicited in this matter and the corporate action will be approved by written shareholder consent.

         Pursuant to Section 14(a) of the Securities Exchange Act of 1934, no other corporate events are taking place to be voted on.

Further Information

         The Company files annual, quarterly and special reports, proxy statemetns and other information required by the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commissio ("SEC")n. These SEC filings are made available to the public from the SEC's web site at: http://www.sec.gov. All references to documents referred to in this Information Statement are qualified in their entirety by reference to the complete contents of such document.

                                  By Order of the Board of Directors

                                  /s/James Anderson
                                  James Anderson
                                  Secretary

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